Property Option Agreement

               This Option Agreement (this "Agreement"), dated as of June __, 1998, is made and entered into by and among AH Michigan Subordinated, LLC, an Ohio limited liability company (the "Company"), AH Michigan Owner Limited Partnership, an Ohio limited partnership (the "Owner" and together with the Company, shall be individually referred to as a "Grantor" and shall be together referred to as the "Grantors"), and Brookdale Living Communities, Inc., a Delaware corporation ("Brookdale").

                                           RECITALS

               WHEREAS, Banc One Capital Partners IV, Ltd., an Ohio limited liability company (the "Subordinate Lender"), has agreed to loan to the Company up to the sum of $6,483,627 (the "Subordinate Loan"), pursuant to the terms of a certain Loan Agreement of even date herewith (as it may be amended from time to time, the "Subordinate Loan Agreement") between the Lender and the Company and as further evidenced by two certain Promissory Notes of even date herewith (as amended or extended from time to time, and together with any notes taken in substitution therefor, the "Subordinate Notes") payable by the Company to the Lender;

               WHEREAS, the Company was formed as of March 27,1998 by the filing and recording of the Company's Articles of Organization in the Office of the Secretary of State of the State of Ohio, pursuant to an Operating Agreement dated as of March 27, 1998 and amended and restated pursuant to an Amended and Restated Operating Agreement dated as of June ___, 1998 (as so amended and restated, and as it may be further amended from time to time, the "Operating Agreement");

               WHEREAS, the Company is the sole shareholder in, and owns one hundred percent (100%) of the issued and outstanding shares of capital stock (the "Capital Stock") of, AH Michigan CGP, Inc., an Ohio corporation (the "General Partner"), which is the sole general partner of, and owns one percent (1%) of the partnership interests (the "General Partnership Interest") in, the Owner;

               WHEREAS, the Company is the sole limited partner of, and owns ninety-nine percent (99%) of the partnership interests (the "Limited Partnership Interests" and, together with the Capital Stock, the "Shares") in, the Owner, for which a Certificate of Limited Partnership was filed with the Secretary of State of the State of Ohio on March 27, 1998 and which was organized under an Agreement of Limited Partnership, effective as of March 27, 1998 and amended and restated pursuant to an Amended and Restated Agreement of Limited Partnership dated as of June ___, 1998 (as so amended and restated, and as it may be further amended from time to time, the "Partnership Agreement");

               WHEREAS,  the Owner owns that certain  land legally  described on
Schedule I attached hereto, together with all improvements thereon (such land and improvements shall together be referred to as the "Land");

               WHEREAS, the Owner intends to develop a congregate housing facility with an assisted living component for the elderly in Southfield, Michigan which is currently referred to as "The Heritage" (the "Project") on the Land;

               WHEREAS, Brookdale Living Communities of Michigan, Inc., a Delaware corporation ("BLC") and an affiliate of Brookdale will be the developer of the Project pursuant to an Amended and Restated Development Agreement of even date herewith (as it may be amended from time to time, the "Development Agreement") between the Owner and BLC and will be the manager of the Project pursuant to a Management Agreement of even date herewith (as it may be amended from time to time, the "Management Agreement") between the Owner and BLC; and

               WHEREAS, the Company will use the proceeds of the Subordinate Loan to make an equity contribution to the Owner to fund a portion of the costs of the Project.

               NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantors and Brookdale hereby agree as follows:

               1.     The Option.

                      (a) The Owner hereby grants an irrevocable option (the "Property Option") to Brookdale to purchase the Property (as hereinafter defined) for the Purchase Price (as hereinafter defined).

                      (b) The Company hereby grants an irrevocable option (the "Share Option" and, together with the "Property Option" shall be together referred to the "Option") to Brookdale to purchase the Shares for the Purchase Price.

                      (c) The Option shall terminate and expire on the date (the "Option Termination Date") that is the earliest of (a) ten (10) days after the principal amount of the Subordinate Notes is due and payable, on the stated maturity date thereof, as it may be extended pursuant to subsection 2.3(a) of the Subordinate Loan Agreement, (b) thirty (30) days after the date specified by the Subordinate Lender in a prior or contemporaneous notice to Brookdale as the date on which the unpaid balance of all principal and interest accrued on the Subordinate Notes has been declared by the Subordinate Lender to be, or shall have become automatically, due and payable pursuant to Section 8.2 of the Subordinate Loan Agreement, and (c) the Exercise Date (as defined in the Intercreditor and Subordination Agreement of even date herewith among the Senior Lender (as hereinafter defined), the Subordinate Lender, the Owner, the Company, AH Michigan Investor, Inc., the General Partner, BLC and Brookdale). In no event shall the Option Termination Date be later than July 31, 2002.

               2. The Property. For purposes of this Agreement, the term "Property" shall mean any and all interests of the Owner in the following items:
(a) the Land, (b) all personal property and other tangible property now or hereinafter located on the Land or used in connection with the construction, development, operation or maintenance of the Land, including, but not limited to, fixtures and equipment, and (c) all intangible property now or hereafter used in connection with the operation or maintenance of the Land, including, but not limited to, contracts, agreements, guaranties, plans and specifications, licenses, books and records and all other items and instruments pertaining to the Land.

               3. Purchase PriceThe "Purchase Price" for the Property or the Shares, as applicable, shall be the greater of (a) the fair market value of the Property as reflected in an appraisal of the Property, dated not more than six
(6) months before the Closing Date (as defined in Section 4 hereof), by a qualified MAI appraiser, less the then outstanding amount of the Debt, as defined in the Loan Agreement of even date herewith (as it may be amended from time to time, the "Senior Loan Agreement") among the Owner, BLC and Nomura Asset Capital Corporation (the "Senior Lender"), and (b) the amount necessary to produce an internal rate of return on the Priority Note (as defined in the Subordinate Loan Agreement ) of 15.60%, compounded monthly and computed using the methodology described in Exhibit E-1 attached to the Subordinate Loan Agreement.

               4. Exercise of the Option Brookdale may exercise the Option by giving the Company and the Owner at least five (5) days' prior written notice (the "Option Notice"), and if it is exercising the Option in connection with a prepayment of the Subordinate Notes in accordance subsection 2.3(e) of the Subordinate Loan Agreement, by causing the Company to give the Subordinate Lender notice of an optional prepayment in accordance with such paragraph. The Option Notice shall specify (a) whether Brookdale is exercising the Property
Option or the Share Option, and (b) the date (the "Closing Date") of the exercise of the Option, which shall be the date of repayment of the Subordinate Notes and shall not be later than the Option Termination Date. If Brookdale exercises the Option prior to the Option Termination Date but fails to close prior to the Exercise Date, then the Option shall terminate and Brookdale's right shall cease and be null and void. The Company hereby appoints Brookdale as its true and lawful attorney-in-fact for purposes of giving notice of optional prepayment in accordance with subsection 2.3(e) of the Subordinate Loan
Agreement, which appointment as attorney-in-fact is irrevocable and is coupled with an interest. Anything herein to the contrary notwithstanding, the exercise of the Option shall be conditioned upon (i) the repayment in full of the Subordinate Notes in accordance with the Subordinate Loan Agreement, (ii) the occurrence of a Triggering Event, as such term is defined in the Equity Option Agreement of even date herewith (as it may be amended from time to time, the "Equity Option Agreement") among AH Michigan Investor, Inc., the Company, the General Partner, the Owner and Brookdale, and (iii) the exercise by Brookdale immediately thereafter of the option granted to it pursuant to the Equity Option Agreement

               5. Closing. Upon receipt of the Option Notice, the parties will schedule a closing (the "Closing") to occur on the Closing Date at the Chicago, Illinois offices of counsel to

Brookdale. If Brookdale exercises the Share Option, the Closing shall occur in accordance with the provisions of Section 6 hereof. If Brookdale exercises the Property Option, the Closing shall occur in accordance with the provisions of
Section 7 hereof.

               6. Closing of Purchase of Shares (a) At the Closing of the purchase of the Shares, the Purchase Price shall be paid to the Company by wire transfer of immediately available funds to an account designated by the Company.

                      (b) At the Closing of the purchase of the Shares, the Company shall deliver to Brookdale or its nominee the following items:

                         (i) a duly executed Assignment and Acceptance Agreement
                    in the form of Exhibit A attached hereto (together with any other documents or instruments delivered pursuant to clause
                    (vi) below, the "Assignment");

                         (ii) the stock certificate(s)  representing the Capital
                    Stock endorsed in blank;

                         (iii) original executed copies (or if unavailable, photocopies) of the Owner's Certificate of Limited
                    Partnership, the Partnership Agreement and the General Partner's Articles of Incorporation and Regulations, all certified by an appropriate officer of the Company as of the Closing Date, as being true, correct, complete and unamended (or if amended with the consent of Brookdale, certified to such effect) and in full force and effect as of such date;

                         (iv) a certificate  of an  appropriate  officer of each
                    Grantor, dated the Closing Date, certifying that the representations and warranties of such Grantor set forth in the applicable Section of this Agreement are true and correct as of the Closing Date as though made by such Grantor on the Closing Date;

                         (v) the books and  records of the  General  Partner and
                    the Owner; and

                         (vi) such other  documents and  instruments of transfer
                    as are necessary to complete the transfer of the Shares.

                      (c) The Company and Brookdale shall each be solely responsible for its own costs incurred in connection with the Closing of the purchase of the Shares; provided, however, that Brookdale shall (i) pay all costs in connection with the transfer of the Shares, including transfer and conveyance taxes, if any, and (ii) pay, or reimburse the Company for, all reasonable legal fees and expenses of the Company incurred in connection with such

        Closing in an amount not to exceed $2,500 when aggregated with all other legal fees and expenses paid or reimbursed by Brookdale pursuant to clause (ii) of paragraph (c) of Section 7 hereof and paragraph (a) of
        Section 5 of the Equity Option Agreement.

               7. Closing of Purchase of Property. (a) At the Closing of the purchase of the Property, the Purchase Price shall be paid to the Owner by wire transfer of immediately available funds to an account designated by the Owner.

                      (b) At the Closing of the purchase of the Property, the Owner shall deliver to Brookdale or its nominee the following items:

                             (i) Bill of Sale. A bill of sale (the "Bill of Sale") conveying, transferring and otherwise assigning to Brookdale or its nominee any and all of the Property, other than the real estate.

                             (ii) Special Warranty Deed. A Special Warranty Deed
                      (the "Deed" and, together with the Bill of Sale and any other documents or instruments delivered pursuant to clause (iii) below, the "Property Conveyance Documents") conveying to Brookdale or its nominee the Land, subject only to the encumbrances or other exceptions (collectively, the "Permitted Exceptions") (A) that existed on the Land on the date of the conveyance of the Land to the Owner, (B) created by the lien of the
                      Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing of even date herewith (the "Mortgage") by the Owner in favor of the Senior Lender, and all other Loan Documents (as defined in the Senior Loan Agreement), (C) created by BLC in connection with actions taken by it under the Development Agreement or the Management Agreement, and (D) Permitted Encumbrances (as defined in the Senior Loan Agreement) that are consented to in writing by Brookdale.

                             (iii) Other Documents. Such other documents or instruments which are necessary to complete and perfect the conveyance of Property to Brookdale or its nominee as contemplated by this Agreement, including, without limitation, any transfer declarations, owner's affidavits and undertakings required by the title company and similar items required by local law or the title company.

                      (c) The Owner and Brookdale shall each be solely responsible for its own costs incurred in connection with the Closing; provided, however, that Brookdale shall (i) pay all costs in connection with the transfer of the Property, including transfer and conveyance taxes, if any, and (ii) pay, or reimburse the Owner for, all reasonable legal fees and expenses of the Owner incurred in connection with such Closing in an amount not to exceed $2,500 when aggregated with all other legal fees and expenses paid or reimbursed by

        Brookdale pursuant to clause (ii) of paragraph (c) of Section 6 hereof and paragraph (a) Section 5 of the Equity Option Agreement.

               8. Company Representations. The Company represents and warrants to Brookdale as follows as of the date hereof and as of the Closing Date:

                      (a) The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Ohio and has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and the Assignment. The General Partner is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. The Company and the General Partner are each duly qualified to do business in each jurisdiction where the nature of their operations and applicable laws require such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company or the General Partner, as applicable.

                      (b) The execution, delivery and performance of this Agreement by the Company have been, and, if applicable, as of the Closing Date, the execution, delivery and performance of the Assignment by the Company will have been, duly authorized by all necessary organizational action, and this Agreement is, and when executed and delivered, the Assignment will be, the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or the laws or equitable principles affecting the enforcement of creditors' rights generally.

                      (c) The execution, delivery and performance by the Company of this Agreement do not and, if applicable, the execution, delivery and performance by the Company of the Assignment will not, contravene the terms of the Company's Articles of Organization or the Operating Agreement, conflict with or result in any breach or contravention of, or the creation of any lien under, any agreements or instruments to which it is a party or by which it or any of its property is bound or violate any state or federal law and all required approvals therefor, if any, have been or, if applicable, will have been as of the Closing Date, duly obtained.

                      (d) The Company is the sole limited partner of the Owner; the Limited Partnership Interests constitute ninety-nine (99%) of the partnership interests in the Owner; the Capital Stock constitutes one hundred percent (100%) of the issued and outstanding shares of capital stock of the General Partner; and the General Partner is the sole general partner of, and the General Partnership Interest constitutes a one percent (1%) partnership interest in, the Owner.

                      (e) The Company owns the Shares, and the General Partner owns the General Partnership Interest, in each case free of any liens, claims or encumbrances.

                      (f) The Company's sole place of business is its address set forth for notices in paragraph (b) of Section 11 hereof.

                      (g) There is no litigation or other proceeding pending against the Company which could have a material adverse effect on the Company's ability to consummate the transactions contemplated by this Agreement and the Assignment.

               9. Owner Representations.The Owner represents and warrants to Brookdale as follows as of the date hereof and as of the Closing Date:

                      (a) The Owner is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Ohio and has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and the Property Conveyance Documents and to own and operate its property and to carry on its business as now conducted. The Owner is duly qualified to do business in each jurisdiction where the nature of its operations and applicable laws require such qualification, except where the failure to be so qualified would not have a material adverse effect on the Owner.

                      (b) The execution, delivery and performance of this Agreement by the Owner have been, and, if applicable, as of the Closing Date, the execution, delivery and performance of the Property Conveyance Documents by the Owner will have been, duly authorized by all necessary partnership action, and this Agreement is, and when executed and delivered, each of the Property Conveyance Documents will be, the legal, valid and binding obligation of the Owner, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or the laws or equitable principles affecting the enforcement of creditors' rights generally.

                      (c) The execution, delivery and performance by the Owner of this Agreement do not, and, if applicable, the execution, delivery and performance by the Owner of the Property Conveyance Documents will not, contravene the terms of the Partnership Agreement, conflict with or result in any breach or contravention of, or the creation of any lien under, any agreements or instruments to which it is a party or by which it or any of its property is bound or violate any state or federal law and all required approvals therefor, if any, have been of, if applicable, will have been as of the Closing Date, duly obtained.

                      (d) The Owner is the owner of the Property, subject to the Permitted Exceptions and has full power and authority to sell, convey, assign and transfer to Brookdale the Property, free and clear of all liens and encumbrances except the Permitted Exceptions.

                      (e) There is no litigation or other proceeding pending against the Owner which could have a material adverse effect on the Owner's ability to consummate the transactions contemplated by this Agreement and the Property Conveyance Documents.

               10. Covenants. Until the earlier of the Closing or the Option Termination Date, unless Brookdale otherwise consents in writing:

                      (a) The Company shall continue to own the Shares, and the General Partner shall continue to own the General Partnership Interest, in each case free of any liens, claims or encumbrances.

                      (b) The Owner shall continue to own the Property, free of any liens, claims or encumbrances, other than Permitted Exceptions.

               11.    Miscellaneous.

                      (a) Each Grantor and Brookdale agree that money damages or other remedy at law would not alone be sufficient or adequate remedy for any breach or violation of, or a default under, this Agreement by such Grantor and that, in addition to all other remedies available to Brookdale, Brookdale shall be entitled to an injunction restraining such breach, violation or default or threatened breach, violation or default and to any other equitable relief, including, without limitation, specific performance, without bond or other security being required.

                      (b) Notices. Any notices required or permitted to be sent hereunder shall be delivered personally or by telecopier (with answer back acknowledged) or mailed, certified mail, return receipt requested, or delivered by overnight courier service to the following addresses, or such other addresses as shall be given by notice delivered hereunder, and shall be deemed to have been given upon delivery, if delivered personally, upon receipt with answer back acknowledged, if delivered by telecopier, three (3) business days after mailing, if mailed, or one business day after delivery to the courier, if delivery by overnight courier service:

               If to the Company:
                          AH Michigan Subordinated, LLC
                                    320 King of Prussia Road
                                    Suite 160
                                    Radnor, Pennsylvania 19087
                                    Attn: David B. Fenkell
                                    Fax: (610) 902-0777

               with a copy to:
                                    Squire, Sanders & Dempsey
                                    41 South High Street
                                    Columbus, Ohio 43215
                                    Attn: Scott B. West
                                    Fax: (614) 365-2499

               If to Owner:
                      AH Michigan Owner Limited Partnership
                                    320 King of Prussia Road
                                    Suite 160
                                    Radnor, Pennsylvania 19087
                                    Attn: David B. Fenkell
                                    Fax: (610) 902-0777

               with a copy to:
                                    Squire, Sanders & Dempsey
                                    41 South High Street
                                    Columbus, Ohio 43215
                                    Attn: Scott B. West
                                    Fax: (614) 365-2499

               If to Brookdale:
                       Brookdale Living Communities, Inc.
                                    77 West Wacker Drive
                                    Suite 4400
                                    Chicago, Illinois 60601
                                    Attn:  Darryl W. Copeland, Jr.
                                    Fax:   (312) 977-3699
                                    Attn: Robert J. Rudnik
                                    Fax: (312) 977-3769

                with a copy to:
                                    Winston & Strawn
                                    35 West Wacker Drive
                                    Chicago, Illinois 60601
                                    Attn:  Wayne D. Boberg
                                    Fax:   (312) 558-5700


                      A copy of any notice sent hereunder shall be sent to the Senior Lender at Nomura Asset Capital Corporation, Two World Financial Center, Building B, New York, New York 10281-1198, Attention: Sheryl McAfee, Telecopier: (212) 667-1206, with copies to: Nomura Asset Capital Corporation, Two World financial Center, Building B, New York, New York 10281, Attention: Barry Funt, Telecopier: (212) 667-1567 and Dechert Price & Rhoads, 90 State House Square, 12th Floor, Hartford, Connecticut 06103-3702, Attention: Marc B. Friedman Fax: (860) 524-3930 (or such other address as shall be given by notice delivered hereunder).

                      (c) Entire Agreement. This Agreement (including the schedule hereto) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof.

                      (d) Binding Effect; BenefiThis Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Brookdale may assign its rights under this Agreement without the consent of either Grantor. In the event that Brookdale assigns its rights under this Agreement, it shall so notify the other parties hereto, and references herein to Brookdale shall be deemed to be references to the assignee to whom such rights have been assigned upon the execution and delivery by Brookdale and such assignee of an assignment and assumption agreement with respect to this Agreement and delivery of a copy thereof to each of the other parties hereto.

                      (e) Amendment; Waiver. No provision of this Agreement may be amended, waived or otherwise modified without the prior written consent of the parties hereto.

                      (f) Section Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

                      (g) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

                      (h) Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois (without giving effect to principles of conflicts of law).

                      (i) Waiver of Jury Trial. Each party hereto (or joining in the execution hereof), after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waives any right any of them may have to a trial by jury in any litigation based upon or arising out of this Agreement, or any of the transactions contemplated by this Agreement, or any course of conduct, dealing, statements (whether oral or written) or actions of any of them. No such party shall seek to consolidate, by counterclaim or otherwise, any action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived unless failure to so consolidate would result in a loss of such claim.

                      (j) Mortgage. The parties hereto acknowledge and agree that (i) the Property Option is subject and subordinate to the lien of the Mortgage, and (ii) upon the entry of a final decree of foreclosure with respect to the Property, or the conveyance thereof pursuant to a power of sale, if applicable, or conveyance deed in lieu of foreclosure, the Option shall be extinguished notwithstanding that the Option Termination Date may not yet have occurred.

                      (k) Limitation of Personal Liability. Notwithstanding any other provision of this Agreement to the contrary, (i) in no event shall any officer, director, member, partner, manager, shareholder, incorporator or agent of either Grantor be personally liable to Brookdale for any of such Grantor's obligations under this Agreement, and (ii) if the Owner defaults in connection with any representation or covenant of the Owner set forth in this Agreement, it will not create any personal liability against the Owner or any lien rights against the Property.

                      (l) The Grantors acknowledge and agree that (i) they are not intended to be beneficiaries of the limitations set forth in the Intercreditor Agreement on the rights of Brookdale to take Enforcement Actions (as defined therein) and to enforce any representations, covenants, warranties or obligations of the Owner under or pursuant to this Agreement, and (ii) they may not seek to enforce such limitations.

                      (m)   Intercreditor    Agreement.   The   parties   hereto
        acknowledge the existence of the Intercreditor Agreement.

               IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first above written.

AH MICHIGAN SUBORDINATED, LLC
By:     AH Michigan Investor, Inc.,
        its manager

        By:
        Name:  David B. Fenkell
        Its:   President


AH MICHIGAN OWNER LIMITED
PARTNERSHIP
By:     AH Michigan CGP, Inc.,
        its general partner


        By:
        Name:  David B. Fenkell
        Its:   President



BROOKDALE LIVING COMMUNITIES, INC.


By:
Name:
Its:

                                          SCHEDULE I

                                       LEGAL DESCRIPTION



Land in the Southwest 1/4 of Section 17 and the Southeast 1/4 of Section 18, Town 1 North, Range 10 East, City of Southfield, Oakland County, Michigan, described as commencing at the Southeast corner of Section 18; thence North 00 degrees 02 minutes 03 seconds West 60.00 feet to the North right of way line of Eleven Mile Road; thence along said right of way line North 89 degrees 55 minutes 53 seconds East 154.07 feet to the point of beginning; thence due North
225.97 feet; thence due West 130.00 feet; thence North 40 degrees 56 minutes 58 seconds West 419.76 feet; thence North 49 degrees 03 minutes 02 seconds East,
506.23 feet; thence South 40 degrees 56 minutes 58 seconds East 507.01 feet; thence South 47 degrees 07 minutes 16 seconds West 340.52 feet; thence due South
260.07 feet; thence South 89 degrees 55 minutes 53 seconds West 60.00 feet to the point of beginning. Together with the Easements granted to Brookdale Living Communities of Michigan, Inc., a Delaware corporation, as disclosed in a certain Reciprocal Easement Agreement dated October 1, 1997, and recorded October 13, 1997, in Liber 17678, page 370, Oakland County Records.


Tax Item No.  24-17-351-016

                                           EXHIBIT A

                              ASSIGNMENT AND ACCEPTANCE AGREEMENT


        THIS AGREEMENT made as of ___________________, by and between AH MICHIGAN SUBORDINATED, LLC, an limited liability company ("Assignor"), and _______________________ ("Assignee").


                                         WITNESSETH:

        1. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby transfer, assign and convey to Assignee a ninety-nine percent (99%) interest (the "Interest") as Limited Partner in AH MICHIGAN OWNER LIMITED PARTNERSHIP, an Ohio limited partnership (the "Partnership"), established under the provisions of an Agreement of Limited Partnership, effective as of March 27, 1998 and amended and restated pursuant to an Amended and Restated Agreement of Limited Partnership dated as of June , 1998.

        2. Assignor does hereby warrant and represent that it is the sole and lawful owner of the Interest herein transferred and that it has full power and authority to make such transfer free of any liens, encumbrances and restrictions.

        3. Assignee does hereby accept the foregoing assignment and agrees to become a Limited Partner of the Partnership.

                                           ASSIGNOR:
                                           AH MICHIGAN SUBORDINATED, LLC
                                           By:    AH Michigan Investor, Inc.,
                                                  its manager


                                           By:___________________________
                                           Name:_________________________
                                           Title:_________________________


                                           ASSIGNEE:

                                           By:___________________________
                                           Name:_________________________
                                           Title:_________________________